Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of May 30, 2018, among the parties listed on Schedule I hereto (the “New Guarantors”), each a subsidiary of Wyndham Hotels & Resorts, Inc. (or its successor), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, the Trustee and Wyndham Worldwide Corporation are parties to that certain Indenture, dated as of April 13, 2018 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of April 13, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee;

WHEREAS Section 4.10 of the First Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company’s obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01(2) of the First Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Second Supplemental Indenture without the consent of Holders;

WHEREAS Section 10.06 of the Base Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall become Guarantors under Article X of the Indenture and shall Guarantee the Notes on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1.                                      Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Second Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture, including without limitation the release provisions thereof,  and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.                                      Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Base Indenture.

4.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

5.                                      Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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6.                                      Trustee Makes No Representation.

(a) The Trustee shall not be responsible for and makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the other parties hereto.

(b) The rights, protections, indemnities and immunities of the Trustee and its agents as enumerated under the Base Indenture are incorporated by reference into this Supplemental Indenture.

7.                                      Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.                                      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

WYNDHAM HOTELS & RESORTS, INC.

By:	/s/ David Wyshner
	Name:	David Wyshner
	Title:	Chief Financial Officer

AMERIHOST FRANCHISE SYSTEMS, INC.
DOLCE INTERNATIONAL HOLDINGS, INC.
WINGATE INNS INTERNATIONAL, INC.
RAMADA WORLDWIDE INC.
RAMADA INTERNATIONAL, INC.
TRC FRANCHISOR, INC.
BAYMONT FRANCHISE SYSTEMS, INC.
WYNDHAM HOTEL GROUP, LLC
DAYS INNS WORLDWIDE, INC.
TMH WORLDWIDE, LLC
WYNDHAM REWARDS, INC.
TRAVELODGE HOTELS, INC.
TRYP HOTELS WORLDWIDE, INC.
HOWARD JOHNSON INTERNATIONAL, INC.
WYNDHAM FRANCHISOR, LLC
WYNDHAM BONNET CREEK HOTEL, LLC
SUPER 8 WORLDWIDE, INC.
AMERICINN INTERNATIONAL, LLC
MICROTEL INNS AND SUITES FRANCHISING, INC.,
as New Guarantors

By:	/s/ Michele Allen
	Name:	Michele Allen
	Title:	Treasurer

WHG HOTEL MANAGEMENT, INC.
WHM CARIB, LLC
WYNDHAM HOTEL MANAGEMENT, INC.
RHS BEVERAGE, INC.
THREE RIVERS HOSPITALITY, LLC, as New Guarantors

By:	/s/ Robert D. Loewen
	Name:	Robert D. Loewen
	Title:	Treasurer

[Signature Page to Second Supplemental Indenture]

U.S. FRANCHISE SYSTEMS, INC.
WYNDHAM HOTELS AND RESORTS, LLC
DOLCE INTERNATIONAL/FORT WORTH, INC.
LA QUINTA HOLDINGS, INC.
LA QUINTA INTERMEDIATE HOLDINGS L.L.C.
LODGE HOLDCO II L.L.C.
WELLESLEY FRANCHISING L.L.C.
LODGE MANAGEMENT L.L.C.
LQ MEXICO HOLDING L.L.C.
LA QUINTA FRANCHISING LLC
LA QUINTA WORLDWIDE, LLC
LA QUINTA FRANCHISE, LLC, as New Guarantors

By:	/s/ Michele Allen
	Name:	Michele Allen
	Title:	Senior Vice President and Treasurer

LQ MANAGEMENT L.L.C.
LA QUINTA BEVERAGE SERVICES, INC.
LA QUINTA ARLINGTON BEVERAGE SERVICES, INC.,
as New Guarantors

By:	/s/ Robert D. Loewen
	Name:	Robert D. Loewen
	Title:	Executive Vice President and Treasurer

[Signature Page to Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ William G. Keenan
	Name:	William G. Keenan
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

Schedule I

AmeriHost Franchise Systems, Inc.

Dolce International Holdings, Inc.

Wingate Inns International, Inc.

Ramada Worldwide Inc.

Ramada International, Inc.

TRC Franchisor, Inc.

Baymont Franchise Systems, Inc.

Wyndham Hotel Group, LLC

Days Inns Worldwide, Inc.

TMH Worldwide, LLC

Wyndham Rewards, Inc.

Travelodge Hotels, Inc.

TRYP Hotels Worldwide, Inc.

Howard Johnson International, Inc.

WHG Hotel Management, Inc.

WHM Carib, LLC

Wyndham Franchisor, LLC

Wyndham Hotel Management, Inc.

Wyndham Bonnet Creek Hotel, LLC

RHS Beverage, Inc.

Super 8 Worldwide, Inc.

AmericInn International, LLC

Three Rivers Hospitality, LLC

Microtel Inns and Suites Franchising, Inc.

U.S. Franchise Systems, Inc.

Wyndham Hotels and Resorts, LLC

Dolce International/Fort Worth, Inc.

La Quinta Holdings, Inc.

La Quinta Intermediate Holdings L.L.C.

Lodge Holdco II L.L.C.

Wellesley Franchising L.L.C.

Lodge Management L.L.C.

LQ Mexico Holding L.L.C.

La Quinta Franchising LLC

La Quinta Worldwide, LLC

La Quinta Franchise, LLC

LQ Management L.L.C.

La Quinta Beverage Services, Inc.

La Quinta Arlington Beverage Services, Inc.

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